                              T0 SERVICE AGREEMENT


        This Amendment to Service Agreement, effective as of the 1st day of July, 1999, modifies the Service Agreement entered into by and between FIDELITY INVESTMENTS INSTITUTIONAL OPERATIONS COMPANY, INC. ("FIIOC") and NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION ("Company") as of January 1, 1998.

        WHEREAS, the parties desire that the fees paid under this Agreement more closely reflect the costs involved in FIIOC's transfer agency arrangements with the Fidelity mutual funds to which this Agreement relates, the parties do hereby agree as follows:

        1. Change in Compensation Effective as of July 1, 1999, paragraph 3 of the Agreement is amended to change the annual compensation rate from __ basis points to __ basis points, by making the following changes: Each place that the figure ______ appears, it is hereby replaced with the figure ______, and each place that the words "____ basis points" appear they are hereby replaced with "____ basis points".

        2. Condition Precedent. This Amendment shall be of no force and effect unless and until the Service Contract between Fidelity Distributors Corporation and Company or its affiliate relating to Fidelity's Variable Insurance Products Funds has been amended by mutual agreement of the parties effective as of July 1, 1999 reducing the annual rate of compensation under that agreement from six basis points to five basis points.

        IN WITNESS WHEREOF, the parties have set their hands below.

        NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION


By:     /s/ ROBERT ROCK
        -----------------------------------


Name:   Robert Rock
        -----------------------------------


Title:  Senior Vice President
        -----------------------------------


        FIDELITY INVESTMENTS INSTITUTIONAL OPERATIONS COMPANY, INC.


        /s/ JONATHAN L. ROUNDS
        -----------------------------------
        Jonathan L. Rounds
        Executive Vice President

                               SERVICE AGREEMENT


        This Agreement is entered into and effective as of the 1st day of January, 1998, by and between FIDELITY INVESTMENTS INSTITUTIONAL OPERATIONS COMPANY, INC. ("FIIOC") and NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION ("Company").

        WHEREAS, FIIOC provides transfer agency and other services to Fidelity's Variable Insurance Products Fund, Variable Insurance Products Fund II and Variable Insurance Products Fund III (collectively "Funds"); and

        WHEREAS, the services provided by FIIOC on behalf of the Funds include responding to inquiries about the Funds, including the provision of information about the Funds' investment objectives, investment policies, portfolio holdings, etc.; and

        WHEREAS, Company holds shares of the Funds in order to fond certain variable annuity contracts, group annuity contracts, and/or variable life insurance policies, the beneficial interests in which are held by individuals, plan trustees, or others who look to Company to provide information about the Funds similar to the information provided by FIIOC; and

        WHEREAS, the Company and one or more of the Funds have entered into one or more Participation Agreements, under which the Company agrees not to provide information about the Funds except for information provided by the Funds or their designees; and

        WHEREAS, FIIOC and Company desire that Company be able to respond to inquiries about the Funds from individual variable annuity owners, participants in group annuity contracts issued by the Company, and owners and participants under variable life insurance policies issued by the Company, and prospective customers for any of the above; and

        WHEREAS, FIIOC and Company recognize that Company's efforts in responding to customer inquiries still reduce the burden that such inquiries would place on FIIOC should such inquiries be directed to FIIOC.

        NOW, THEREFORE the parties do agree as follows:


        1. Information to be Provided to Company. FIIOC agrees to provide to Company, on a periodic basis, directly or through a designee, information about the Funds' investment objectives, investment policies, portfolio holdings, performance, etc. The content and format of such information shall be as FIIOC, in its sole discretion, shall choose. FIIOC may change the format and/or content of such informational reports, and the frequency with which such information is provided. For purposes of Section 4.2 of each of the Company's Participation Agreement(s) with the Funds, FIIOC represents that it is the designee of the Funds, and Company may therefore use the information provided by P11CC without seeking additional permission from the Funds.

        2. Use of Information by Company. Company may use the information provided by FIIOC in communications tO individuals, plan trustees, or others who have legal title or beneficial interest in the annuity or life insurance products issued by Company, or representatives of any of these parties, and to prospective purchasers of such products or beneficial interests thereunder. If such information is contained as part of larger pieces of sales literature, advertising, etc., such pieces shall be furnished for review to the Funds in accordance with the terms of the Company's Participation Agreements with the Funds. Nothing herein shall give the Company the right to expand upon, alter the appearance of, or otherwise alter the information provided by FIIOC. Company acknowledges that the information provided it by P11CC may need to be supplemented with additional qualifying information, regulatory disclaimers, or other information before it may be conveyed to persons outside the Company.

        3. Compensation to Company. In recognition of the fact that Company will respond to inquiries that otherwise would be handled by FIIOC, FIIOC agrees to pay Company a quarterly fee computed as follows:

        At the close of each calendar quarter, FIOC will determine the Average Daily Assets held in the Funds by the Company. Average Daily Assets shall be the sum of the daily assets for each calendar day in the quarter divided by the number of calendar days in the quarter. The Average Daily Assets shall be multiplied by __ (__ basis points) and that sum shall be divided by __. The resulting number shall be the quarterly fee for that quarter, which shall be paid to Company during the following month.

        Should any Participation Agreement(s) between Company and any Fund(s) be terminated effective before the last day of a quarter, Company shall be entitled to a fee for that portion of the quarter during which the Participation Agreement was still in effect, unless such termination is due to misconduct on the part of the Company. For such a stub quarter, Average Daily Assets shall be the sum of the daily assets for each calendar day in the quarter through and including the date of termination of the Participation Agreement(s), divided by the number of calendar days in that quarter for which the Participation Agreement was in effect. Such Average Daily Assets shall be multiplied by __
(__ basis points) and that number shall be multiplied by the numbers of days in such quarter that the Participation Agreement was in effect, then divided by three hundred sixty-five. The resulting number shall be the quarterly fee for the stub quarter, which shall be paid to Company during the following month.

        Notwithstanding the foregoing, compensation for each calendar quarter will not exceed __.

        4. Termination. This Agreement may be terminated by Company at any time upon written notice to FIOC. FIOC may terminate this Agreement at any time upon ninety (90) days written notice to Company. FIOC may terminate this Agreement immediately upon written notice to Company (1) if required by any applicable law or regulation, (2) if so required by action of the Fund(s) Board of Trustees, or
(3) if Company engages in any material breach of this Agreement. This Agreement shall terminate immediately and automatically upon the termination of Company's Participation Agreement(s) with the Funds, and in such event no notice need be given hereunder.

        5. Applicable Law. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts.

        6. Assignment. This Agreement may not be assigned without the written consent of the other party, which consent shall not be unreasonably withheld, except that it shall be assigned automatically to any successor to FIOC as the Funds' transfer agent, and any such successor shall be bound by the terms of this Agreement.

        IN WITNESS WHEREOF, the parties have set their hands as of the date first written above.

        FIDELITY INVESTMENT INSTITUTIONAL OPERATIONS COMPANY, INC.



By:     /s/ ROBERT E. DONELAN
        ---------------------------
        Robert E. Donelan
        Executive Vice President

        NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION


By:     /s/ ROBERT D. ROCK
        ---------------------------


Name:   Robert D. Rock
        ---------------------------


Title:  Senior Vice President
        ---------------------------


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